As filed with the United States Securities and Exchange Commission on September 18, 2020

Registration No. 333-232166
Registration No. 333-218941
Registration No. 333-212402
Registration No. 333-206808
Registration No. 333-189438
Registration No. 333-206320
Registration No. 333-175273
Registration No. 333-167480
Registration No. 333-160178
Registration No. 333-143848
Registration No. 333-116249
Registration No. 333-106253
Registration No. 333-90398
Registration No. 333-63198
Registration No. 333-39172
Registration No. 333-39218
Registration No. 333-70485
Registration No. 333-55999
Registration No. 333-27995
Registration No. 333-01006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-232166
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-218941
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-212402
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-206808
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-189438
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-206320
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-175273
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-167480
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-160178
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-143848
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-116249
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-106253
POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 333-90398
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-63198
POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 333-39172
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-39218
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-70485
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-55999
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-27995
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-01006

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DENBURY INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0467835
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

Denbury Resources Inc. Amended and Restated 2004 Omnibus Stock and Incentive Plan
Standalone Restricted Share New Hire Inducement Award for Denbury Resources Inc.
Denbury Resources Inc. Employee Stock Purchase Plan
Denbury Resources Inc. Stock Option Plan
Denbury Resources Inc. Director Compensation Plan

(Full title of the plan)

James S. Matthews
Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary
5320 Legacy Drive,
Plano, Texas 75024
(972) 673-2007
(Name, address and telephone number, including area
code, of agent for service)
Copy to: Julian J. Seiguer, P.C. Michael W. Rigdon Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, Texas 77002 (713) 836-3647
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) are being filed by Denbury Inc. (“Denbury”) to deregister all securities unsold under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Denbury with the Securities and Exchange Commission:

•
Registration Statement No. 333-232166, filed on June 17, 2019, registering 13,000,000 shares of common stock under the Denbury Resources Inc. Amended and Restated 2004 Omnibus Stock and Incentive Plan (the “2004 Plan”);

•	Registration Statement No. 333-218941, filed on June 23, 2017, registering 13,900,000 shares of common stock under the 2004 Plan;

•	Registration Statement No. 333-212402, filed on July 5, 2016, registering 7,000,000 shares of common stock under the 2004 Plan;

•
Registration Statement No. 333-206808, filed on September 8, 2015, registering 300,000 shares of common stock under the Standalone Restricted Share New Hire Inducement Award for Denbury Resources Inc.;

•	Registration Statement No. 333-189438, filed on June 19, 2013, registering 7,000,000 shares of common stock under the 2004 Plan;

•	Registration Statement No. 333-206320, filed on August 12, 2015, registering 3,000,000 shares of common stock under the Denbury Resources Inc. Employee Stock Purchase Plan and the 2004 Plan;

•	Registration Statement No. 333-175273, filed on June 30, 2011, registering 1,000,000 shares of common stock under the Denbury Resources Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-167480, filed on June 11, 2010, registering 8,000,000 shares of common stock under the 2004 Plan;

•	Registration Statement No. 333-160178, filed on June 23, 2009, registering 9,000,000 shares of common stock under the 2004 Plan and the Denbury Resources Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-143848, filed on June 18, 2007, registering 2,200,000 shares of common stock under the 2004 Plan and the Denbury Resources Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-116249, filed on June 7, 2004, registering 2,500,000 shares of common stock under the 2004 Plan;

•	Registration Statement No. 333-106253, filed on June 18, 2003, registering 850,000 shares of common stock under the Denbury Resources Inc. Stock Option Plan;

•
Registration Statement No. 333-90398, filed on June 13, 2002, registering 2,100,000 shares of common stock under the Denbury Resources Inc. Stock Option Plan and the Denbury Resources Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-63198, filed on June 15, 2001, registering 600,000 shares of common stock under the Denbury Resources Inc. Stock Option Plan;

•	Registration Statement No. 333-39172, filed on June 13, 2000, registering 100,000 shares of common stock under the Denbury Resources Inc. Director Compensation Plan;

•	Registration Statement No. 333-39218, filed on June 13, 2000, registering 500,000 shares of common stock under the Denbury Resources Inc. Employee Stock Purchase Plan;

•
Registration Statement No. 333-70485, filed on January 12, 1999, registering 2,515,756 shares of common stock under the Denbury Resources Inc. Stock Option Plan and the Denbury Resources Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-55999, filed on June 4, 1998, registering 886,306 shares of common stock under the Denbury Resources Inc. Stock Option Plan;

•	Registration Statement No. 333-27995, filed on May 29, 1997, registering 1,193,525 shares of common stock under the Denbury Resources Inc. Stock Option Plan; and

•	Registration Statement No. 333-01006, registering shares of common stock under the Denbury Resources Inc. Stock Option Plan and Employee Stock Purchase Plan.

As previously disclosed, on July 30, 2020, Denbury and certain of its direct and indirect subsidiaries (together with Denbury, the “Company”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. The Company’s Chapter 11 Cases are jointly administered under the caption In re Denbury Resources Inc., et al., Case No. 20-33801.

As a result of the Chapter 11 Cases, Denbury has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by Denbury in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Denbury hereby removes from registration by means of these Post-Effective Amendments all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and Denbury hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the registrant has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 18, 2020. No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Act.

Denbury Inc. (Registrant)
By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary